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                                                                  EXHIBIT 5


                                November 7, 1997




Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee  37217


Gentlemen:

     I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $1.00 par value per share, to be offered and sold pursuant to Non-Qualified Stock Option Agreements with David M. Chamberlain dated December 21, 1994, as amended and restated (the "Agreements"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Agreements, will be validly issued, fully paid and non-assessable.

     I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Agreements and the shares to be issued thereunder.


                                            Yours very truly,

                                            /s/   ROGER G. SISSON

                                            Roger G. Sisson